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                                                                     EXHIBIT 8.3

                          GOODWIN, PROCTER & HOAR LLP

                              COUNSELLORS AT LAW
                                EXCHANGE PLACE
                       BOSTON, MASSACHUSETTS 02109-2881
                                                         TELEPHONE (617)570-1000
                                                        TELECOPIER (617)523-1231


                               As of May 5, 1998


Bay Apartment Communities, Inc.
4340 Stevens Creek Blvd. - Suite 275
San Jose, CA 95129

Avalon Properties, Inc.
15 River Road
Wilton, CT 06897

     Re:  Certain REIT Tax Matters
          ------------------------

Ladies and Gentlemen:

     This opinion is rendered in our capacity as counsel to Bay Apartment Communities, Inc., a Maryland corporation ("Bay"), whose principal office is located at 4340 Stevens Creek Boulevard, Suite 275, San Jose, California 95129, in connection with the filing of a Joint Proxy Statement/Prospectus (the "Joint Proxy Statement/Prospectus") included in the Registration Statement on Form S-4 (the "Registration Statement") filed by each of Bay and Avalon Properties, Inc., a Maryland corporation ("Avalon"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and declared effective on May 5, 1998. In rendering this opinion, we have reviewed the Agreement and Plan of Merger, dated as of March 9, 1998, by and between Bay and Avalon (the "Merger Agreement"), the Joint Proxy Statement/Prospectus and such records, certificates and other documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein. The foregoing documents are referred to herein as the "Documents."

     In rendering the opinion set forth herein, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (v) the conformity to the final documents of all documents submitted to us as drafts, (vi) the accuracy and completeness of all records made available to us, and (vii) the factual accuracy of all representations, warranties and other statements made by all parties. We also have assumed, without investigation, that (i) all documents, certificates,
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                          GOODWIN, PROCTER & HOAR LLP

Bay Apartment Communities, Inc.
Avalon Properties, Inc.
As of May 5, 1998
Page 2


representations, warranties and covenants relied upon in rendering the opinion set forth below, and that were given or dated earlier than the date of this letter, continue to remain accurate insofar as relevant to the opinion set forth herein from such earlier date through and including the date of this letter and
(ii) all representations made "to the best knowledge of" any person(s) or with similar qualification are and will be true, correct and complete as if made without such qualification.

     In rendering the opinion below, we have relied on certain representations from Bay and Avalon set forth in certificates (collectively, the "Certificates," and each a "Certificate") relating to Bay's and Avalon's qualification as a real estate investment trust. We also have relied on the statements regarding the operation and ownership of Bay, Avalon and their affiliates contained in the Documents. We have made no investigation of the accuracy of such representations or statements, and the following opinion is expressly conditioned on the accuracy of such representations and statements. We have assumed that the Merger and related transactions contemplated by the Documents will be consummated in accordance with the Documents and as described in the Joint Proxy Statement/Prospectus (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof) and that all entities have operated and will operate in accordance with governing documents and applicable laws.

     The opinion expressed below is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder, and existing administrative and judicial interpretations thereof, all as they exist as of the date hereof. Any changes to the foregoing authorities may result in modifications of the opinion expressed below.

     Based upon and subject to the foregoing, we are of the opinion that commencing with the taxable year ending December 31, 1994, the form of organization of Bay and its operations and anticipated operations as described in the Certificates and the Documents are such as to have enabled Bay to qualify as a real estate investment trust under the Code and to continue to so qualify for the taxable year ending December 31, 1998 and for subsequent years, provided that in each such year Bay meets (or, with respect to that portion of Bay's 1998 taxable year ending on the date hereof, has met) the applicable asset composition, source of income, shareholder diversification, distribution, record keeping and other requirements of the Code necessary for a corporation to qualify as a real estate investment trust.

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                          GOODWIN, PROCTER & HOAR LLP


Bay Apartment Communities, Inc.
Avalon Properties, Inc.
As of May 5, 1998
Page 3


                                    * * * *

     We express no opinion with respect to the transactions described herein other than the opinion expressly set forth herein. This opinion is furnished for the purpose of being included as an exhibit to the Registration Statement, and we hereby consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement and to the reference to this firm under the captions "Certain Federal Income Tax Considerations" and "Legal Matters" in the Registration Statement and the Joint Proxy Statement/Prospectus which is a part thereof.

                                              Very truly yours,



                                              /s/ GOODWIN, PROCTER & HOAR LLP